                                E X H I B I T 2 1

                       LIST OF SUBSIDIARIES OF THE COMPANY

                                                                                                          Date of
                                                                              Place of                 Incorporation
Name                                                                        Incorporation             Or Acquisition
---------------------------------------------------------------------- ------------------------ ----------------------------
Automated Language Processing Systems, Ltd.                             Canada                   November 17, 1986
a.l.p. Services, Inc.                                                   Utah, USA                November 25, 1987
A.L.P. SERVICES SARL                                                    France                   November 30, 1987
INTERDOC SARL                                                           France                   November 30, 1987
Automated Language Processing Services, Ltd.                            England                  December 2, 1987
ALPNET GmbH                                                             Germany                  January 11, 1988
ALPNET Canada Inc.                                                      Canada                   January 15, 1988
ALPNET Deutschland GmbH                                                 Germany                  January 29, 1988
Interlingua Group Ltd.                                                  England                  March 31, 1988
ALPNET U.K. Ltd.                                                        England                  March 31, 1988
Interlingua S.L.                                                        Spain                    March 31, 1988
ALPNET Singapore Pte. Ltd.                                              Singapore                March 31, 1988
ALPNET Ireland Ltd.                                                     Ireland                  August 18, 1995
Bengbu ALPNET Technology Co. Ltd.                                       China                    December 12, 1995
ALPNET Netherlands BV                                                   The Netherlands          February 12, 1996
ALPNET Belgium NV                                                       Belgium                  September 16, 1996
Computype Limited                                                       England                  January 31, 1997
ALPNET do Brasil Ltda.                                                  Brazil                   August 28, 1998
NET TEXT CC AB                                                          Sweden                   September 1, 1998
ALPNET Technology GmbH                                                  Germany                  June 30, 1999
Technical Publishing Services BV                                        The Netherlands          July 30, 1999

--------------------------
Notes:   (1)  All subsidiaries are wholly-owned.

         (2) The Company's Korean, Japanese and Thai operations are branches of ALPNET, Inc.